UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018

ENVISION SOLAR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-53204	26-1342810
(Commission File Number)	(I.R.S. Employer Identification No.)

5660 Eastgate Drive, San Diego, CA	92126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 799-4583

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2018, Envision Solar International, Inc., a Nevada corporation (the “Company”), entered into an amendment to an outstanding convertible promissory note (the “Note”), payable to John Evey, an individual (“Evey”), a former director of the Company, with an outstanding balance of approximately $123,818 as of March 31, 2018. The Note payable to Evey had a maturity date of December 31, 2017. The Note was amended as follows: (i) the maturity date was extended to July 1, 2019, and (ii) Evey has agreed to a lock-up covenant covering any shares that may be issued to the Note holder upon a conversion, if any, of all or any portion of the outstanding balance of the Note, until July 1, 2019, or any other shares of our common stock or securities convertible into common stock owned by Evey, until December 31, 2018, whereby Evey agreed not to sell, contract for sale, pledge or otherwise dispose of any such shares or securities until on or before those respective dates. A copy of the Amendment to the Note is attached to this Report as Exhibit 10.1.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

10.1	Amendment to Convertible Promissory Note payable by Envision Solar International, Inc. to John Evey, dated June 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION SOLAR INTERNATIONAL, INC.

Date: June 27, 2018

By: /s/ Desmond Wheatley

Desmond Wheatley, Chief Executive Officer